                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-53634, No. 33-53636, No. 33-53638, No. 33-
56366, No. 33-56368, No. 33-77134, No. 33-77136, No. 33-94296, No. 33-94298,
No. 333-4468, No. 333-4470, No. 333-4472, and No. 333-22879) of Bell Sports
Corp. of our report dated July 27, 1998 appearing on page 17 of this Form 10-
K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 61 of the Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Francisco, California
July 27, 1998